CONSULTING AGREEMENT
                              --------------------


         This Consulting Agreement made as of the 1st day of July, 1998 by and between Advanced Viral Research Corp., a Delaware corporation, with offices located at 200 Corporate Boulevard South, Suite 4, Yonkers, New York 10701 (the "Company") and Angelo A. Chinnici, residing at 601 Sunset Avenue, Asbury Park, New Jersey 07712 (the "Consultant").

                              W I T N E S S E T H:
                              --------------------

         A. The Company is involved in research and development with respect to the drug Reticulose and related pharmaceutical products;

         B. The Consultant is a licensed physician who has practiced his profession in several jurisdictions including ____________________ and ________________, from time to time, has had experience in using Reticulose with respect to the treatment of patients.

         C. The Company seeks to obtain the expertise of the Consultant as an advisor and consultant, from time to time to perform services as more particularly described herein; and

         D. Consultant is willing to serve as Consultant to the Company in accordance with the provisions of this Agreement.

         NOW, THEREFORE, it is agreed as follows:

         1. Terms of Agreement. This Agreement shall commence as of the date hereof and shall continue until December 31, 2000 unless sooner terminated in accordance with the provisions of this Agreement.

         2. Responsibilities of Consultant

                  2.1 Subject to the terms and conditions hereinafter set forth, the Company hereby retains the Consultant and the Consultant hereby agrees, to use his expertise to render assistance to the Company in connection with the research, development, production, marketing and sale of Reticulose throughout the world. At the request of the Company from time to time, the Consultant will travel to those locations within or without the United States where the Company, directly or indirectly, is involved in the research, manufacturing or testing of Reticulose. including those locations in which the Company is conducting clinical trials. Consultant shall devote such time as is necessary and required to carry out his duties in assisting die Company hereunder. Consultant shall not have authority to execute any agreements or make any commitments on behalf of the Company, but Consultant may advise others that he is engaged as a consultant for the Company. The Consultant shall not be an employee or agent of the Company; all services will be rendered as an independent contractor. Consultant shall act in good faith to carry forward the reputation of the

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Company and shall take no action which would jeopardize the Company from doing business anywhere in the world.

                  2.2 At the request of the Company, Consultant agrees to testify before the Food and Drug Administration in connection with its application for approval of Reticulose.

                  2.3 Consultant agrees to provide the Company with detailed clinical reports regarding patients observed by Consultant in Santo Domingo, Dominican Republic and elsewhere if he performs similar services in other locales.

         3. Compensation. The Consultant shall receive compensation for his services as follows: in option to purchase 300,000 shares of the Company's Common Stock (par value $.0001 per share) at an exercise price of $.30 per share. The options shall be exercisable in equal installments on January 1, 1999 and 2000 and December 15, 2000 provided that this Agreement shall be in force on such dates.

         4. Reimbursable Expenses. The Company shall reimburse Consultant for all out-of-pocket expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of the Company upon the submission to the Company of appropriate receipts and/or other documentation consistent with Company policy.

         5.       Property Rights of Parties.

                  5.1 Consultant shall not disclose any mich trade secrets directly or indirectly nor use them in any way either during the term of this Agreement or at any time thereafter except as required in the course of his consulting. All files, records, documents, drawings. specifications, equipment and similar items relating to the business of the Company, whether or not prepared by Consultant, shall remain the exclusive property of the Company and shall not be removed from the premises of the Company under any circumstances, except in pursuit of the trade and business of the Company.

                  5.2 On the termination of this Agreement or whenever requested by the Company, Consultant shall immediately deliver to the Company all property in Consultant's possession or under Consultant's control belonging to the Company, including but not limited to all accounting records, computer terminals and tapes, disks, or other data storage mechanisms, accounting machines, and all office furniture and fixtures, supplies and other personal property in the possession or under the control of Consultant, in good condition, ordinary wear and tear excepted, and including without limitation all correspondence files, research data, and patent information or data, of every sort.

                  5.3 Consultant does not claim any rights or interest in and to trade secrets, formulas, devices, inventions, processes. patents, applications, continuations. copyrights, trademarks, compilations of information, records, specifications, rights, interests and data of any other sort, affecting or pertaining directly or indirectly to the business of the Company as now conducted, or to the patents, trade secrets, and other rights now owned by the Company.
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                  5.4 Consultant agrees that he will promptly and fully inform and disclose to the Company all inventions. designs, improvements and discoveries that Consultant may have during the term of this Agreement that pertain or relate to the business of the Company or to any experimental work carried on by the Company, whether conceived by Consultant alone or with others and whether or not conceived during regular working hours. All such inventions, designs, improvements and discoveries shall be the exclusive property of the Company. Consultant shall assist the Company in obtaining patents on all such inventions, designs, improvements and discoveries deemed patentable by the Company, and shall execute all documents and do all things necessary to obtain such patents for the Company.

                  5.5 It is contemplated that Consultant, in the course of his work, may be engaged in work involving various patents and secret processes owned by the Company. All experiments, developments, formulas, patterns, devices, secret inventions arid compilations of information, records, and specifications regarding such matters are trade secrets, which Consultant shall not disclose directly or indirectly to anyone other than the Company, or use in any way, either during the term of this Agreement or at any time after the termination of this Agreement, except as required in the course and scope of his engagement.

         6.       Restrictive Covenant.

                  6.1 During the term of this Agreement and thereafter for a further period of three years, the following shall apply.

                           (a) Consultant shall not directly or indirectly own,
manage, operate, invest in, render services to or otherwise participate in or be connected with, in any manner, whether as an officer, director. employee, partner, investor, consultant or otherwise, any business entity which is primarily engaged in the business of manufacturing, producing, marketing, promoting or selling pharmaceuticals which can be described as peptide nucleic acids or selling pharmaceuticals which can be described as peptide nucleic acids or any other business in which the Company was engaged on the effective date of the termination of this Agreement or in which the Company or any of its subsidiaries or affiliates was actively engaged in soliciting during the 180-day period prior to the effective date of termination of this Agreement with the Company.

         Nothing contained herein shall be deemed to prohibit Consultant from investing his funds in securities of a company if such securities are listed for trading on a national stock exchange or traded in the over-the-counter market, such company is not a competitor of the Company and Consultant's holdings therein represent less than one (1%) percent of such securities outstanding.

                           (b) Consultant shall not for himself or an behalf of
any other person, partnership, corporation or entity, directly or indirectly, or by action in concert with others, (i) call on any customer of the Company for the purpose of soliciting, diverting or taking away any customer from the Company or (ii) induce, influence or seek to induce or influence any person who is engaged as an employee, representative. agent, independent contractor or otherwise by the Company, to terminate his or her relationship with the Company.


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                  6.2 The parties hereto acknowledge that Consultant's services are of a special, unique, extraordinary and intellectual character which gives him peculiar value and that the business of the Company and its subsidiaries is highly competitive and that violation of any of the covenants provided in
Section 6 of this agreement would cause immediate, immeasurable and irreparable harm, loss and damage to the Company not adequately compensable by a monetary award. Consultant acknowledges that the time, geographical area and scope of activity restrained by the provisions of Section 6 are reasonable and do not impose a greater restraint than is necessary to protect the goodwill of the Company's business. Consultant further acknowledges that he and the Company have negotiated and bargained for the terms of this agreement and that Consultant has received adequate consideration for entering into this agreement including the provisions of this Section 6. In the event of any such breach or threatened breach by Consultant of any one or more of such covenants, the Company shall be entitled to such equitable and injunctive relief as may be available to restrain Consultant and any business, firm, partnership, individual, corporation or entity participating in such breach or threatened breach from the violation of the provisions hereof. Consultant further agrees that any temporary restraining order or emergency, preliminary or final may be issued by any court of competent jurisdiction. To the fullest extent permitted by law, Consultant hereby waives any right to require the posting of a bond as a condition to the issuance or maintenance of such order or injunction and agrees that any such order or injunction may be entered and maintained without the posting of a bond. Nothing herein shall be construed as Prohibiting the Company from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of Consultant hereunder.

         7. Finder's Fee. The Company agrees to Pay the Consultant a Finder's Fee (as hereinafter defined) for any funds aggregating at least $2M raised by the company from any sources introduced by the Consultant through the public or private sale of equity or debt securities with equity features, whether or not such financing is completed during the term of this Agreement or for a period of one year subsequent to the date that this Agreement has otherwise terminated. For purposes of this Section 7. Finder's Fee shall mean an option to purchase 200,000 shares of Common Stock of the Company at the then current market price per share. The options shall be exercisable in three equal annual installments, commencing on the first anniversary of the closing of such public or private sale of equity or debt securities with equity features.

         8. Right to Terminate Agreement. Either party may terminate this Agreement at any time by giving the other party at least thirty (30) days prior written notice; provided, however, that the obligations of the parties pursuant to Sections 6 and 7 hereof shall survive termination.

         9. Entire Agreement This Agreement constitutes the entire Agreement of the parties hereto with respect to the subject matter hereof and no amendment or modification hereof shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

         10. Notices. Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or sent by telephone facsimile or sent by certified mail, return

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receipt requested, or sent by responsible overnight delivery service, postage and fees prepaid, to the parties hereto at their respective addresses set forth below. Either of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other party given under this Section 10. The date of the giving of any notice sent by mail shall be three business days following the date of the posting of the mail, the date delivered in person, the next business day following delivery to an overnight delivery service or the date sent by telephone facsimile, as applicable.

         If to the Company:

                  Advanced Viral Research Corp.
                  200 Corporate Boulevard South
                  Yonkers, New York 10701
                  Attn: Shalom Hirschman, M.D.
                  Telephone: 914-376-7383
                  Facsimile: 914-376-7368

         With a copy to:

                  Wolf, Block, Schorr and Solis-Cohen LLP
                  250 Park Avenue
                  New York, New York 10177
                  Attn:  Robert E. Fischer, Esq

         If to Consultant:

                  601 Sunset Avenue
                  Asbury Park., New Jersey 07712
                  Telephone:

         11. No Assignment. Neither this Agreement nor the right to receive any payments hereunder may be assigned by Consultant. This Agreement shall be binding upon Consultant, his heirs, executor s and administrators and upon the Company, its successors and assigns.

         12. No Waiver. No course of dealing nor any delay on the part of the Company in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

         13. Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the substantive laws of the State of New York applicable to Agreements entered into and to be performed entirely therein. Any suit, action or proceeding with respect to this Agreement shall be brought exclusively in the courts of the State of New York, County of New York or in the United States District Court for the Southern District of New York.

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         14. Severability. If any clause, paragraph. section or part of this
Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, paragraph, section or part of this Agreement. The parties intend that all clauses, paragraphs, sections or parts of this Agreement shall be enforceable to the fullest extent permitted by law.

         15. Counterparts. This Agreement may be executed in one or more counterparts, each of which counterparts, when taken together, shall constitute but one and the same agreement.

         IN WITNESS WHEREOF, the panics hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          ADVANCED VIRAL RESEARCH CORP.


                                          By: /s/ Shalom Z. Hirschman, M.D.
                                              ---------------------------------
                                              Name: Shalom Z. Hirschman, M.D.
                                              Title: President



                                              /s/ Angelo A. Chinnici
                                              ---------------------------------
                                              Angelo A. Chinnici


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